EXIBIT 3.13
                                                                     -----------


                            STATEMENT OF DESIGNATION

                                       OF

                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       OF

                           NATIONAL DATACOMPUTER, INC.


         NATIONAL DATACOMPUTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY:

         That by unanimous written consent, dated September 24, 1998, the directors of the Corporation adopted the following resolution setting forth the designations, powers, preferences and rights of its Series F Convertible Preferred Stock:

         RESOLVED:  That the  designations,  powers,  preferences and rights of the Series F Convertible Preferred Stock be, and hereby are, as set forth below:

         1.  NUMBER OF SHARES OF SERIES F CONVERTIBLE PREFERRED  STOCK.
             ---------------------------------------------------------

         Of the 50,000 shares of authorized and unissued Preferred Stock, $.001 par value per share ("Preferred Stock") of the Corporation, one hundred seventy five (175) shares shall be designated and known as "Series F Convertible Preferred Stock." Each share of Series F Preferred Stock shall have a stated value of One Thousand Dollars ($1,000.00) (the "Stated Value").

         2.  VOTING.
             ------

             (a) Each holder of outstanding shares of Series F Convertible Preferred Stock at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration shall be entitled to the number of votes equal to the number of whole shares of Common Stock, as defined in Paragraph 14, into which the shares of Series F Convertible Preferred Stock held by such holder are convertible on the record date established for such meeting. Except as provided by law, by the provisions of Subparagraph 2(b) below, or by the provisions establishing any other series of Preferred Stock, holders of Series F Convertible Preferred Stock shall vote together with the holders of all other classes and series of securities of the Corporation as a single class.

             (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series F Convertible Preferred Stock so as to affect adversely the Series F Convertible Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Convertible Preferred Stock to be affected by amendment, alteration or repeal, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series F Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the designated class of Series F Convertible Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series F Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series F Convertible Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

         3.  DIVIDENDS.
             ---------

             (a) The holders of shares of Series F Convertible Preferred Stock shall be entitled to receive, before any cash dividend shall be declared and paid upon or set aside for the Common stock in any fiscal year of the Corporation, only when, as and if declared by the Board of Directors of the Corporation out of the funds legally available for that purpose, dividends payable in cash or Common Stock in an amount per share for such fiscal year equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by (ii) the number of whole shares of Common Stock into which each such share of Series F Convertible Preferred Stock is then convertible as determined by Paragraph 7 below.

             (b) The Corporation shall not declare or pay any dividends or any other distributions of property or assets on shares of Common Stock, other than dividends payable solely in cash or Common Stock, without the prior written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock given in writing or by vote at a meeting, voting as a single class.

         4.  ADDITIONAL PAYMENTS.
             -------------------

             (a) In addition to any dividends for which holders of shares of Series F Convertible Preferred Stock shall be entitled to receive pursuant to Subparagraph 3(a) above, holders of shares of Series F Convertible Preferred Stock shall be entitled to receive interest equal to six percent (6%) per annum of the Stated Value of such Series F Convertible Preferred Stock. The Stated Value for all of the shares of Series F Convertible Preferred Stock as of the Original Issuance Date (defined below) is $175,000 (the "Original Aggregate Stated Value") and the Stated Value of each share of Series F Convertible Preferred Stock is $1,000. Such interest shall accrue from the Original Issuance Date, and shall be payable, in cash or Common Stock, on a quarterly basis, as described in Subparagraph 4(b) below, commencing with the Corporation's fiscal quarter ending June 30, 1999. In the event that the Corporation decides to make payment of such interest in Common Stock, the amount of shares of Common Stock to be issued to make such payment shall be that number of whole shares closest to (i) the amount of interest due and payable, divided by (ii) the average closing bid price of the Common Stock, as reported by the Nasdaq SmallCap Market or in the "Pink Sheets" during the ten trading days immediately preceding the date of delivery to the holders of the Series F Convertible Preferred Stock of the Common Stock as required by Subparagraph 4(b) as payment for the interest due hereunder.

             (b) Interest hereunder shall accrue and be calculated and payable with respect to (i) those shares of Series F Convertible Preferred Stock that remain issued and outstanding at the end of each of the Corporation's fiscal quarters, and (ii) any shares of Series F Convertible Preferred Stock that are converted during a fiscal quarter for which interest is calculated and paid. With respect to those shares of Series F Convertible Preferred Stock that remain issued and outstanding at the end of a fiscal quarter, interest shall be calculated based on the Stated Value of such remaining issued and outstanding shares of Series F Convertible Preferred Stock as set forth in the Corporation's Annual Reports on Form 10-K(SB) or Quarterly Reports on Form 10-Q(SB) to be filed with the Securities and Exchange Commission ("SEC"). With respect to any shares of Series F Convertible Preferred Stock that are converted during a fiscal quarter, interest shall be calculated based on the Stated Value of such shares up to and including the Conversion Date (defined in Subparagraph 7(d)).

             (c) Payment of interest due hereunder with respect to those shares of Series F Convertible Preferred Stock that remain issued and outstanding at the end of each of the Corporation's fiscal quarters shall be made within 15 business days after the filing with the SEC of the applicable report. Payment of interest due hereunder with respect to any shares of Series F Convertible Preferred Stock that are converted during a fiscal quarter shall be calculated and made within 30 days of the Conversion Date of such shares. Payment of interest upon such converted shares of Series F Convertible Preferred Stock shall be accompanied by the Company's calculation of the interest.

             (d) With respect to the payment of interest due hereunder upon those shares of Series F Convertible Preferred Stock that remain issued and outstanding at the end of a fiscal quarter, the Corporation shall notify the holders of the Series F Convertible Preferred Stock in writing not less than 10 days prior to the end of such fiscal quarter if the Corporation intends to pay the interest due hereunder in cash instead of in Common Stock. With respect to the payment of interest due hereunder upon those shares of Series F Convertible Preferred Stock that are converted during a fiscal quarter, the Corporation shall notify the holders of the Series F Convertible Preferred in writing not less than 10 days after the Conversion Date whether the Corporation shall pay the interest due hereunder in cash or Common Stock.

         5.  LIQUIDATION.
             -----------

         In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the holders of shares of Series F Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of Common Stock or any other class of stock ranking junior to Series F Convertible Preferred Stock, an amount per share equal to the Stated Value of such shares of Series F Convertible Preferred Stock plus all dividends which have accrued and are unpaid and therefore are in arrears. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series F Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series F Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series F Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series F Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series F Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the holders of record of Series F Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series F Convertible Preferred Stock.

         6.  COVENANTS.
             ---------

         At any time when shares of Series F Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Corporation's Certificate of Incorporation, as amended, without the approval of the holders of at least a majority of the then outstanding shares of Series F

Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to or in parity with the Series F Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation; or increase the authorized amount of the Series F Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to or in parity with the Series F Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation; or create or authorize any obligation or security convertible into shares of Series F Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Corporation's Certificate of Incorporation or by merger, consolidation or otherwise.

         7.  OPTIONAL  CONVERSION.
             --------------------

         The holders of shares of Series F Convertible Preferred Stock shall have the following conversion rights:

             (a) Right to Convert; Conversion Price. Subject to the terms, conditions, and restrictions of this Paragraph 7, the holder of any share or shares of Series F Convertible Preferred Stock shall have the right to convert each such share of Series F Convertible Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series F Convertible Preferred Stock) into an amount of shares of Common Stock equal to the Stated Value of such share or shares of Series F Convertible Preferred Stock divided by a conversion price (the "Conversion Price") determined as follows:

                  (i) During the six month period commencing on the one year anniversary of the date upon which the Series F Convertible Preferred Stock are originally issued (the "Original Issuance Date") and continuing until the 18 month anniversary of the Original Issuance Date, the Conversion Price shall be equal to One Dollar ($1.00); and

                  (ii) During the period commencing on the day after the 18 month anniversary of the Original Issuance Date and continuing until no shares of Series F Convertible Preferred Stock remain outstanding, the Conversion Price shall be equal to the lesser of (A) One Dollar ($1.00) and (B) if the closing price (or the average of the closing bid and asked price if the principal exchange on which the Corporation's common stock trades does not report a closing price) for the Corporation's Common Stock shall trade below $1.00 for any ten (10) consecutive trading days on the NASDAQ SmallCap Market, the NASDAQ National Market System, the American Stock Exchange or in the so-called "Pink Sheets," the Conversion Price shall be equal to seventy percent (70%) of the Corporation's average closing bid price for the ten (10) trading days preceding the date of the Conversion Notice, as defined in Subparagraph 7(c).

             (b) Restrictions on Conversion. The holder of any share or shares of Series F Convertible Preferred Stock may not convert any of such shares for a period of at least one (1) year following the Original Issuance Date.

             (c) Notice of Conversion. The right of conversion shall be exercised by the holder thereof by giving written notice (the "Conversion Notice") to the Corporation that the holder elects to convert a specified number of shares of Series F Convertible Preferred Stock representing a specified Stated Value thereof into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series F Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the Stated Value of shares of Series F Convertible Preferred Stock to be converted, and the number of shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within three (3) business days of the receipt thereof.

             (d) Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than seven (7) business days, after the receipt of the Conversion Notice referred to in Subparagraph 7(c) and surrender of the certificate or certificates for the share or shares of Series F Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series F Convertible Preferred Stock are converted. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date (the "Conversion Date") on which such Conversion Notice shall have been received by the Corporation and the certificate and certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series F Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. If the Corporation shall fail to issue such certificates within the time frame described above, then the Corporation shall pay to the holders of such certificates a penalty for each trading day after the initial seven trading days in which such certificate is not issued equal to $1,000.00. Notwithstanding the foregoing, the penalty described above shall not apply if the delay is caused by forces outside of the control of the Corporation (e.g., flood, earthquake, natural disaster or labor work stoppage) or if the Corporation does not then have adequate shares of Common Stock available for issuance upon conversion. If the delay is caused because the Corporation does not have adequate shares of Common Stock available for issuance upon conversion, then the Corporation shall use its best efforts to cause a stockholders' meeting to be held within ninety
(90) days of the date it first determines additional shares of Common Stock are needed in order to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock. Thereafter, the Corporation shall issue such Common Stock as set forth above within seven (7) days of the date the Corporation's stockholders approve such proposal, and failure to comply with the provisions of this Subparagraph 7(d) thereafter shall subject the Corporation to the penalties provided above unless the failure to cause the issuance of such shares of Common Stock thereafter is caused by failure to obtain the necessary votes required for stockholder approval for such amendment to the Certificate of Incorporation (including the votes of all of the holders of then outstanding classes of Preferred Stock of the Corporation).

             (e) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series F Convertible Preferred Stock into Common Stock. In case the number of shares of Series F Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph 7(c) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series F Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

             (f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series F Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series F Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

             (g) Adjustments for Splits, Combinations, etc. The Conversion Price and the number of shares of Common Stock into which the Series F Convertible Preferred Stock shall be convertible shall be adjusted appropriately for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable the holder of Series F Convertible Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the Series F Convertible Preferred Stock of the number of shares that might otherwise have been purchased upon the conversion of the Series F Convertible Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise of the currently outstanding options, warrants, or options that may be granted or shares issued in connection with the acquisition of another business by the Company.

             (h) Protection Against Dilutive Issuances. If the Corporation shall at any time after the issue date of the Series F Preferred Stock issue additional shares of Common Stock to any third party (other than upon the exercise of any warrant, option or other security convertible into the Corporation's Common Stock outstanding at the date of the filing of this Certificate of Designation), excluding shares issued as a dividend or distribution or stock split as provided herein, without consideration, or for a consideration per share less than the applicable conversion price of the Series F Convertible Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price will be the Conversion Price determined in accordance with the following formula:

                  Conversion Price  =  (P1*Q1) + (P2*Q2)
                                      ------------------
                                            (Q1+Q2)

                  P1  =  Conversion Price in effect immediately prior to such issue or sale

                  Q1  =  Number of Shares of Common Stock deemed outstanding
                         (including all shares issuable upon exercise of all currently outstanding options and warrants)

                  P2  =  Average price per share received by the Corporation upon such issue or sale; and

                  Q2  =  Number of shares of Common Stock issued or sold, or deemed to have been issued or sold, in the subject transaction

                  All shares of stock issuable upon conversion of Preferred Stock issued or issuable to holders of Series F Convertible Preferred Stock would be deemed to be outstanding (rather than a new Q2 new issuance).

             Notwithstanding the foregoing, (I) the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.02, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.02 or more, and (II) the provisions of this Subparagraph 7(h) shall terminate immediately following the filing by the Corporation with the Securities and Exchange Commission of an announcement relating to the issuance of a majority of the Corporation's issued and outstanding shares to any third party in a merger or similar transaction.

         8.  REDEMPTION OF SERIES F CONVERTIBLE PREFERRED STOCK.
             --------------------------------------------------

             (a) Right to Redeem Series F Convertible Preferred Stock. At any time, and from time to time, the Corporation may, in its sole discretion, but shall not be obligated to, redeem, in whole or in part, the then issued and outstanding shares of Series F Convertible Preferred Stock, at a price of $1,200 per share of such Series F Convertible Preferred Stock (the "Redemption Price"), subject to adjustment as provided in Paragraph 7.

             (b) Notice of Redemption. The Corporation shall provide each holder of record of the Series F Convertible Preferred Stock with written notice of redemption (the "Redemption Notice") not less than 30 days prior to any date stipulated by the Corporation for the redemption of the Series F Convertible Preferred Stock (the "Redemption Date"). The Redemption Notice shall contain (i) the Redemption Date, (ii) the number of shares of Series F Convertible Preferred Stock to be redeemed from the holder to whom the Redemption Notice is delivered,
(iii) instructions for surrender to the Corporation of the certificate or certificates representing the shares of Series F Convertible Preferred Stock to be redeemed, and (iv) instructions as to how to specify to the Corporation the number of shares of Series F Convertible Preferred Stock to be redeemed as provided in this Paragraph 8, and the number of shares of Series F Convertible Preferred Stock to be converted into Common Stock pursuant to Paragraph 7.

             (c) Right to Convert Series F Convertible Preferred Stock upon Receipt of Redemption Notice. Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at is sole election, to specify what portion of the Series F Convertible Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Paragraph 8 or converted into Common Stock in the manner provided in Paragraph 7. If the holder of the Series F Convertible Preferred Stock called for redemption elects to convert such shares, then such conversion shall take place on the Redemption Date, in accordance with the terms of Paragraph 7.

             (d) Surrender of Certificates; Payment of Redemption Price. On or before the Redemption Date, each holder of the shares of Series F Convertible Preferred Stock to be redeemed shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be paid by the Corporation via check to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each such surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall issue new certificates to be registered in the names of the person(s) whose name(s) appear(s) as the owners on the respective surrendered certificates and deliver such certificate to such person(s).

             (e) Deposit of Redemption Price. On the Redemption Date in respect to any shares of Series F Convertible Preferred Stock, or prior thereto, the Corporation shall deposit with any bank or trust company (the "Depository") having a capital and surplus of at least $50,000,000, a sum equal to (i) the aggregate Redemption Price of all such shares called for redemption, less (ii) the aggregate Redemption Price for those shares of Series F Convertible Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election, pursuant to Subparagraph 7(c), to convert shares of Series F Convertible Preferred Stock into Common Stock. The Corporation shall provide instructions and authority to the Depository to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit of the Redemption Price by the Corporation with the Depository shall constitute full payment for the shares of Series F Convertible Preferred Stock to be redeemed, and from and after that date of the deposit, the redeemed shares shall be deemed to be no longer issued and outstanding, and the holders thereof shall cease to be holders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the Depository payment of the Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released and delivered to the Corporation, after which the former holders of shares of Series F Convertible Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

         9.  NOTICES.
             -------

         In case at any time:

             (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

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

             (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

             (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

             (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

             then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile to non-U.S. residents, addressed to each holder of any shares of Series F Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days' prior to written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         10. STOCK TO BE RESERVED.
             --------------------

         The Corporation, upon the first anniversary of the Original Issuance Date, will have a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series F Convertible Preferred Stock. The Corporation will at all times thereafter reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series F Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series F Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

         11. NO REISSUANCE OF SERIES F CONVERTIBLE PREFERRED STOCK.
             ------------------------------------------------------

         Shares of Series F Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         12. ISSUE TAX.
             ---------

         The issuance of certificates for shares of Common Stock upon conversion of Series F Convertible Preferred Stock shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series F Convertible Preferred Stock which is being converted.

         13. CLOSING OF BOOKS.
             ----------------

         The Corporation will at no time close its transfer books against the transfer of any Series F Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series F Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         14. DEFINITION OF COMMON STOCK.
             --------------------------

         As used in this Statement of Designation, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.08 par value per share, as constituted on the date of filing of these terms of the Series F Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series F Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 7(f).

         15. AMENDMENTS.
             ----------

         No provision of these terms of the Series F Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Convertible Preferred Stock.

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


         RESOLVED:    That the President and Secretary be, and hereby are,
                      authorized and directed to execute and file a Statement of Designation of Series F Convertible Preferred Stock with the Delaware Secretary of State.


         IN WITNESS WHEREOF, the said National Datacomputer, Inc. has caused its corporate seal to be hereunto affixed and this Statement of Designation to be signed by Malcolm M. Bibby, Ph.D., its President and Secretary, this ____ day of March, 1999.



                                               NATIONAL DATACOMPUTER, INC.



                                               By:
                                                   -------------------------
                                                   Malcolm M. Bibby, Ph.D.
                                                   President



- --------------------------------
Malcolm M. Bibby, Ph.D.
Secretary


[SEAL]








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